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                                                                    Exhibit 23.1



CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

As independent petroleum engineers and geologists, we hereby consent to the references to our firm, in the context in which they appear, and to our audit letter, dated March 3, 2005, in the Annual Report on Form 10-K of KCS Energy, Inc. for the fiscal year ended December 31, 2004. We also hereby consent to the incorporation by reference of the references to our firm, in the context in which they appear, and to our audit letter, dated March 3, 2005, into KCS Energy, Inc.'s previously filed Registration Statements on Form S-3 (No. 333-108824 and 333-62700), and on Form S-8 (Nos. 33-28899, 33-63982, 33-24147
and 333-67590), in accordance with the requirements of the Securities Act of 1933, as amended.

                                           NETHERLAND, SEWELL & ASSOCIATES, INC.


                                           By: /s/ Frederic D. Sewell, P.E.
                                               ---------------------------------
                                               Frederic D. Sewell, P.E.
                                               Chairman and Chief Executive
                                               Officer

Dallas, Texas
March 14, 2005